Exhibit 3.5

CERTIFICATE OF LIMITED PARTNERSHIP

OF

ECLIPSE RESOURCES I, LP

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

1.	The name of the limited partnership is Eclipse Resources I, LP (the “Partnership”).

2.	The address of the registered office of the Partnership in the State of Delaware is located at the Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

3.	The name and mailing address of the general partner of the Partnership are as follows:

Eclipse GP, LLC

1100 Louisiana, Suite 3150

Houston, Texas 77002

IN WITNESS WHEREOF, the undersigned has executed this certificate this 20th day of January, 2011.

ECLIPSE GP, LLC

By:	Encap Energy Capital Fund VIII, L.P.,
Sole Member of Eclipse GP, LLC

By:	EnCap Equity Fund VIII GP, L.P.,
General Partner of EnCap Energy Capital Fund VIII, L.P.

By:	EnCap Investments L.P.,
General Partner of EnCap Equity Fund VIII GP, L.P.

By:	EnCap Investments GP, L.L.C.,
General Partner of EnCap Investments L.P.

By:	/s/ Robert L. Zorich
Name: Robert L. Zorich
Title: Senior Managing Director